SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 11, 2011

Titan Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	0-27436	94-3171940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                650-244-4990

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 11, 2011, Titan Pharmaceuticals, Inc. issued a press release announcing positive results from its Phase 3 placebo- and active drug-controlled confirmatory clinical study of Probuphine™ in patients suffering from opioid addiction. The study results were clinically meaningful and statistically significant as demonstrated by two primary analyses, which both confirmed the efficacy of Probuphine compared to placebo (p<0.0001 for the trial’s protocol defined primary endpoint based on the cumulative distribution function of the percentages of urine samples tested negative for illicit opioid use over the 24-week treatment period and p<0.0001 for the additional primary efficacy analysis of the urine toxicology with patient self-reported opioid use incorporated). Probuphine also met a key trial objective by demonstrating non-inferiority to treatment with SUBOXONE®, the approved and widely-used sublingual formulation of buprenorphine.

The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name: Sunil Bhonsle Title: President

Dated: July 12, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 11, 2011